SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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JETPADS, INC.

(Exact name of Registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

6510

(Primary Standard Industrial Classification Code Number)

26-2347451

(I.R.S. Employer Identification No.)

650 S HILL ST, #J-4

LOS ANGELES, CA 90014

(310) 728-6579

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

ROBERT KANAAT

PRESIDENT, CHIEF EXECUTIVE OFFICER

650 S HILL ST, #J-4

LOS ANGELES, CA 90014

(310) 728-6579

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

PARSONS/BURNETT/BJORDAHL, LLP

1850 SKYLINE TOWNER – 10900 NE 4TH STBELLEVUE, WA 98004

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APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

1

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	7,250,000	$.001	$7,250	$0.28

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to such section 8(a), may determine.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY

2

THE COMPANY

2

THE OFFERING

3

SUMMARY HISTORICAL FINANCIAL INFORMATION

3

RISK FACTORS

3

USE OF PROCEEDS

10

DETERMINATION OF OFFERING PRICE

11

DILUTION

11

SELLING SECURITY HOLDERS

11

PLAN OF DISTRIBUTION

14

DESCRIPTION OF SECURITIES TO BE REGISTERED

14

INTERESTS OF NAME EXPERTS AND COUNSEL

15

INFORMATION WITH RESPECT TO THE REGISTRANT

16

DESCRIPTION OF BUSINESS

16

REPORTS TO SECURITY HOLDERS

18

DESCRIPTION OF PROPERTY

18

LEGAL PROCEEDINGS

18

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS  18

SUMMARY FINANCIAL INFORMATION

19

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION  20

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  21

DIRECTORS AND EXECUTIVE OFFICERS

21

DIRECTOR COMPENSATION

22

EXECUTIVE COMPENSATION

22

PRINCIPAL STOCKHOLDERS

22

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS  23

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

3

SUBJECT TO COMPLETION, DATED

SELLING SHAREHOLDERS PROSPECTUS

The Company is registering up to 7,250,000 shares of common stock.  All of the shares of Common Stock offered hereby are being sold by jetPADS, Inc. (the "Company").  The Company will not receive any proceeds from the sale of stock hereunder.  Prior to this offering (the "Offering"), there has been no public market for the Common Stock of the Company.  Until such time as a market does develop, Selling Shareholders will sell their shares at $0.001 per share.  Once the Company’s common stock is listed on the Over-the-Counter Bulleting Board, or other such market, Selling Shareholders will sell their shares at market prices.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this Prospectus.  Unless the context otherwise indicates, all references herein to the Company refer to jetPADS, Inc.  This Prospectus contains forward-looking statements which involve risks and uncertainties.  The Company's actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

THE COMPANY

jetPADS, Inc. (the “Company” or “jetPADS”) is in the business of developing, owning, operating and franchising jetPAD Homes and jetPAD Hotels worldwide. jetPAD Homes and jetPAD Hotels and their amenities are designed to appeal particularly to up-market travelers, featuring many of the creature comforts of a luxurious home or condo and providing well-appointed, high quality amenities and service to a burgeoning marketplace. Through the rapid development and franchising of jetPAD Homes and jetPAD Hotels, the Company's goal is to capitalize on an underserved demand for worldwide luxury extended stay travel homes and hotels by creating and fostering a brand based on luxury, service and commitment to excellence.

As of the date of this Prospectus, the Company does not own or operate any jetPAD Homes or jetPAD Hotels, but is in the process of securing contracts with owners in diverse locations in the United States including California, Nevada, New York and Florida for its jetPAD Homes division.  The Company will launch its flagship jetPADHomes.com Website in the fall of 2008, and upon securing these contracts the Company will launch into the first phase of its development of franchising and branding luxuriously appointed homes and condominiums with the jetPADS name. By building a brand known for its reliability, high-quality homes, dedication to service, and a commitment to excellence, the Company will secure a path for phase two of its operations for building a worldwide chain of jetPAD Hotels.

The concept of jetPAD Homes involves tapping into the growth of the vacation rental market industry. jetPAD Homes will cost-effectively initiate the Company’s first phase of its development by securing contracts with existing luxury homes and condominiums in highly vacationed spots around the world, and branding them with the jetPADS name.  jetPAD Homes will all feature very up-market amenities such as high-end electronics, luxurious finishes, custom embroidered linens, fully-equipped chef kitchens, immaculate furnishings and design, stunning views/location, and a team of people dedicated to complete customer satisfaction and excellence.  The Company intends to secure 100 contracts with luxury home and condo owners within the first 6 months of operation by offering a complete branding model and marketing strategy for each home owner.  This will allow jetPAD Homes representatives to market an existing inventory to high-end clientele world-wide.  The Company will secure 30% commissions for all bookings made for jetPAD Homes and create a proven business model that it can then expand into the second phase of its operations, the design and construction of jetPAD Hotels worldwide.

The Company believes that the experience of its President and Director in the travel and software industry will be instrumental in executing its growth strategy.  Robert Kanaat, the Company's founder, Chairman, and President, is credited by the travel industry with creating revolutionary Software as a Service (SaaS) for managing one or more homes online, anytime, anywhere through an easy-to-use web-based interface.  Mr. Kanaat founded TenantWIZ Software Corporation, developing a suite of powerful online tools for simply managing hotel or condo units online with an array of reservation, reporting, and third-party plug-ins. This background has provided Mr. Kanaat with numerous contacts among potential franchisees that currently operate websites and businesses utilizing the TenantWIZ software, and who are potential candidates for conversion of their homes and condominiums into jetPADS.

THE OFFERING

Stock Offered	7,250,000 shares $0.001 par value common stock
Stock Issued and Outstanding Prior to the Offering	10,000,000 shares
Stock Issued and Outstanding After the Offering	10,000,000 shares
Proceeds to the Company	None

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table presents summary historical financial information for the Company.  The historical results for the period of March 26, 2008 (inception) to March 31, 2008 are not indicative of actual results of the year. The summary historical financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements, including notes thereto, included elsewhere in this Prospectus.

 PERIOD FROM

MARCH 26, 2008

(INCEPTION) TO

MARCH 31, 2008

Assets

$

0

Liabilities

$

0

Stockholders’ Equity

$

0

RISK FACTORS

In evaluating the Company's business, prospective investors should carefully consider the following factors in addition to the other information contained in this Prospectus.  The Prospectus contains forward-looking statements which involve risks and uncertainties.  The Company's actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those discussed below.

LIMITED OPERATING HISTORY; RISKS OF OPERATIONS

The Company has no operating history upon which investors may evaluate the Company's performance.  Given the substantial development and financing expenses relating to the Company's expansion, it expects to have net losses for the foreseeable future.  Operation of individual hotels and a chain of multiple hotels are subject to numerous risks including the inability to operate the hotels at expected expense levels, the inability to maintain high occupancy rates or to attract guests for extended stays, liability for accidents and other events occurring at hotel properties, and the inability to achieve expected nightly rates.  If the Company is unable to efficiently and effectively operate its hotels, the Company's business and results of operations would be materially and adversely affected.

DEVELOPMENT RISKS

The Company intends to grow primarily by developing and franchising jetPADS branded homes and hotels.  Development involves substantial risks, including: costs exceeding budgeted or contracted amounts; delays in securing contracts with homeowners for jetPAD Homes; delays in completion of construction for jetPAD Hotels; failing to obtain all necessary zoning and construction permits for jetPAD Hotels; financing not being available on favorable terms; secured jetPAD Homes or developed jetPAD Hotels not achieving desired revenue or profitability levels once opened or launched; competition for suitable development sites from competitors, some of whom have greater financial resources than the Company; incurring substantial costs if a development project must be abandoned prior to completion; changes in governmental rules, regulations and interpretations; and changes in general economic and business conditions. As of the date of this Prospectus, the Company is in the process of securing contracts with high-end homes and apartments for conversion into jetPAD Homes. In 2012, the Company's objective is to have 1,000 jetPAD Homes worldwide, a 24-hour full-service concierge service, to open up to 4 jetPAD Hotels, and to begin construction of up to 6 additional jetPAD Hotels.  There can be no assurance that present or future development will proceed in accordance with the Company's expectations.  There can be no assurance that the Company will complete the development and construction of hotels, will acquire properties and complete construction of hotels thereon, or that any such development will be completed within budget, on a timely basis, or at all.

RISKS ASSOCIATED WITH RAPID GROWTH

The Company's rapid development plans will require the implementation of specialized operational and financial systems and will require additional management, operational and financial resources.  For example, the Company will be required to recruit and train property managers and other personnel for each new jetPAD Home and jetPAD Hotel, as well as additional personnel at its headquarters.  There can be no assurance that the Company will be able to manage its expanding operations effectively.  If the Company is unable to manage its growth effectively, the Company's business and results of operations could be materially and adversely affected.

COMPETITION FOR AND DEPENDENCE ON FRANCHISE AGREEMENTS

The Company expects to derive a significant portion of its initial revenues through franchise agreements with jetPAD Home owners and from the management of certain franchised jetPAD Homes.  Competition for exclusive franchise agreements in the vacation rental industry is intense.  The Company expects to compete with national and regional brand franchisors, most of which have greater name recognition and financial resources and a more established market presence than the Company.  The Company believes that competition for franchise agreements is based principally upon: the perceived value and validity of the brand; the nature and quality of services provided to franchisees; the franchisees' view of the relationship of building cost and operating expenses to the potential for revenues and profitability during operation and upon sale; and the franchisees' ability to successfully market and sell vacation rentals in jetPAD Homes.  No assurance can be given that the Company will be successful in establishing brand awareness or the other factors on which franchisors compete, retaining its current franchisee, or competing for or obtaining additional franchisees.  Failure to maintain and attract franchisees could have a material adverse effect on the Company's business and results of operations.

DEPENDENCE ON DEVELOPMENT AGREEMENTS

The Company has not yet secured any contracts for its first phase of its business for jetPAD Homes, but it intends to enter into a significant number of agreements with existing luxury home and condo owners worldwide in order to foster and breed its brand of exclusive and luxurious rentals in highly sought after travel destinations.  The Company is dependent upon securing these contracts to successfully launch its first phase of business development and create a cornerstone for a brand that will ultimately be known for its luxurious travel destinations worldwide.

Failure to franchise jetPAD Homes according to the schedules set forth in the development agreements could result in delays in business and have a material adverse effect on the Company's business and results of operations.  See "Business--Growth and Development Strategies."

DEPENDENCE ON KEY PERSONNEL

The Company's success depends to a significant extent upon the efforts and abilities of its founder, Mr. Robert Kanaat, Chairman of the Board, President and Chief Executive Officer. The loss of Mr. Kanaat could have a material adverse effect upon the Company's business and results of operations.  The Company has not entered into any other employment agreements as of the date of this Prospectus.

Mr. Kanaat is also President of TenantWiz Software Corporation (“TenantWiz”), a public company.  It is expected that Mr. Kanaat will spend approximately forty percent (40%) of his time of matters relating to TenantWiz, and forty percent (40%) of his time on matters relating to jetPADS.  If matters relating to the management or operations of TenantWiz consume additional time, Mr. Kanaat may not have sufficient time to devote to jetPADS, and the development of jetPADS may suffer.

RISKS ASSOCIATED WITH THE VACATION RENTAL INDUSTRY

The vacation rental industry, and the extended-stay segment in which the Company will operate, may be adversely affected by changes in national or local economic conditions and other local market conditions, such as an oversupply of high-end travel destinations or a reduction in demand for vacation rental space in a geographic area, changes in travel patterns, extreme weather conditions, changes in governmental regulations which influence or determine wages, prices or construction costs, changes in interest rates, the availability of financing for operating or capital needs or changes in real estate tax rates and other operating expenses that will be associated with both jetPAD Homes and jetPAD Hotels.  In addition, due in part to the strong correlation between the vacation rental industry's performance and economic conditions, the vacation rental industry is subject to cyclical changes in revenues and profits.  Downturns or prolonged adverse conditions in the real estate or capital markets or in national or local economies or the inability of the Company or its franchisees to secure financing for the development of jetPAD Hotels could have a material adverse impact on the Company's business and results of operations.

COMPETITION IN THE VACATION RENTAL INDUSTRY

The vacation rental industry is highly competitive.  Competitive factors within the industry include vacation rental rates, quality of accommodations and rentals, name recognition, service levels, reputation, reservation systems, convenience of location, and the supply and availability of alternative rentals or lodging. The Company intends to build most of its jetPAD Hotels in geographic locations where other hotels may be located.  The Company expects to compete for guests and development sites with both traditional rental facilities and other extended-stay facilities, including those owned and operated by competing chains and individual extended-stay facilities.  Many of these competitors have greater financial resources and may have better relationships with prospective franchisees, representatives of the construction industry, and others in the vacation rental industry.  The number of competitive vacation rental facilities in a particular area could have a material adverse effect on occupancy, average daily rate, and revenues of the jetPAD Homes and jetPAD Hotels.

The Company believes that competition within the vacation rental and hotel market is increasing substantially and will continue to increase in the foreseeable future.  A number of other hotel chains and vacation rental resort developers have developed or are attempting to develop extended-stay vacation rental properties and hotels that may compete with the Company's jetPAD Homes and jetPAD Hotels.  In particular, some of these entities target the segment of the extended-stay market in which the Company competes.  The Company may compete for guests and for new development sites with certain of these established entities which have greater financial resources than the Company and better relationships with lenders and real estate sellers.  Further, there can be no assurance that new or existing competitors will not significantly reduce their rates or offer greater convenience, services or amenities, or significantly expand or improve hotels in the market in which the Company competes or will compete, thereby materially adversely affecting the Company's business and results of operations.

REAL ESTATE INVESTMENT RISKS

General Risks.  The Company's investment in its jetPAD Hotels will be subject to varying degrees of risk related to the ownership and operation of real property.  The underlying value of the Company's real estate investments is significantly dependent upon its ability to maintain or increase cash provided by operations.

The value of the Company's jetPAD Hotels and income from the jetPAD Hotels may be materially adversely affected by changes in national economic conditions, changes in general or local economic conditions and neighborhood characteristics, competition from other lodging facilities, changes in real property tax rates, changes in the availability, cost and terms of financing, the impact of present or future environmental laws, the ongoing need for  capital improvements, changes in operating expenses, changes in governmental rules and policies, natural disasters, and other factors which are beyond the control of the Company.

Illiquidity of Real Estate.  Real estate investments are relatively illiquid.  The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited.  There can be no assurance that the Company will be able to dispose of an investment when it finds disposition advantageous or necessary, or that the sale price of any disposition will recoup or exceed the amount of the Company's investment.

Uninsured and Underinsured Losses Could Result in Loss of Value of Hotels.  The Company will maintain comprehensive insurance on each of its jetPAD Hotels, including liability, fire and extended coverage, of the type and amount the Company believes is customarily obtained for or by an owner of similar real property assets.  However, there are certain types of losses, generally of a catastrophic nature - such as earthquakes and floods - that may be uninsurable or not economically insurable.  The Company uses its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to obtaining appropriate insurance on the Company's hotels at a reasonable cost and on suitable terms.  This may result in insurance coverage that, in the event of a loss, would be insufficient to pay the full current market value or current replacement cost of the Company's lost investment.  Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a hotel after it has been damaged or destroyed.  Under these circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such hotel.  In addition, property and casualty insurance rates may increase depending on claims experience, insurance market conditions, and the replacement value of the Company's hotels.

FLUCTUATION IN OPERATING RESULTS

The vacation rental industry is seasonal in nature and the second and third quarters of the year generally account for a greater proportion of annual revenues than the first and fourth quarters.  The timing of openings of new properties could lead to fluctuations in the Company's quarterly earnings.  Quarterly earnings may be adversely affected by events beyond the Company's control, such as poor weather conditions, economic factors, and other considerations affecting travel.  In addition, the loss of one or several franchise or development agreements or management contracts, the disruption of the Company's development of hotels, the timing of achieving incremental revenues from new franchise agreements or management contracts, and the realization of a loss upon the sale of hotels in which the Company has an equity interest, may also adversely impact earnings comparisons.

GOVERNMENT REGULATION

The hotel industry is subject to numerous federal, state and local government regulations, including those relating to building and zoning requirements.  In addition, the Company and its franchisees are subject to laws governing their relationships with employees, including minimum wage requirements, overtime, working conditions, and work permit requirements.  The Company is also subject to federal regulations and certain state laws that govern the offer and sale of franchises.  Many state franchise laws impose substantive requirements on a franchise agreement, including limitations on noncompetition provisions and termination or nonrenewal of a franchise agreement. Some states require that certain offering materials be approved before franchises can be offered or sold in that state.  The failure to obtain permits or licenses or approvals to sell franchises, the inability to enforce the terms of the Company's franchise agreements or an increase in the minimum wage rate, employee benefit costs, or other costs associated with employees, could adversely affect the Company's business and results of operations.

Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons.  While the Company anticipates that its hotels and the hotels it manages will be substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in the imposition of fines, an award of damages to private litigants, and significant expense to the Company in bringing its hotels into compliance.

The Company's operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations.  In addition, in the event any future legislation is adopted, the Company may, from time to time, be required to make significant capital and operating expenditures in response to such legislation.  The Company will attempt to minimize its exposure to potential environmental liability through its site selection procedures.  The Company will enter into contracts to purchase real estate subject to certain contingencies.  Prior to exercising its option and purchasing the property, the Company will conduct a Phase I environmental assessment (which generally includes a physical inspection and database search, but not soil or groundwater analyses).  Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner operator of real property may be liable for the costs of removal or remediation of hazardous to toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances.  In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate the contaminated property, may adversely affect the owner's ability to borrow using the real property as collateral.  Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of these substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person.  Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials.  Environmental laws also may impose restrictions on the manner in which property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures.  In connection with the ownership of its properties, the Company potentially may be liable for any such costs.  The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect the Company's results of operations and financial condition.

ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON STOCK

Prior to the Offering, there has been no public market for shares of the Company's Common Stock, and there can be no assurance that an active trading market will develop or, if developed, will be sustained.  The initial public offering price of the Common Stock offered hereby has been determined by Mr. Kanaat and there can be no assurance that the Common Stock will not trade at or below the initial public offering price.  The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results and other factors.  In addition, the securities markets have experienced significant price and volume fluctuations from time to time in recent years that often have been unrelated or disproportionate to the operating performance of particular companies.  These broad fluctuations may adversely affect the market price of the Common Stock.

ABSENCE OF DIVIDENDS

The Company does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Board of Directors will control the declaration and determination of the size of dividends, if any.

THE COMPANY IS A PENNY STOCK

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. jetPADS will be considered a penny stock under said Act.  A purchase of a Penny Stock is an extremely high risk stock purchase that could result in the entire loss of an individual’s investment. Since jetPADS’ stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement detailing the inherent risks in investing in a penny stock to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of jetPADS’ stock and make it difficult for an Investor to liquidate his or her shares.

There is no guarantee that a Broker/Dealer will file a 15c2-11 on behalf of the Company.

There is no assurance that our common stock will be cleared to trade on the over-the-counter Bulletin Board.

We plan on having a market maker file a Form 211 with the National Association of Securities Dealers (the “NASD”) to have our Common Stock quoted on the OTC-Bulletin Board. To date, this has not been done and the NASD has not cleared our Common Stock to be quoted on the OTC-Bulletin Board and there is no assurance that our Common Stock will ever be quoted on the OTC-Bulletin Board.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission’s regulations concerning the transfer of penny stock.  If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser’s written consent to the transaction; and, provide certain written disclosures to the purchaser.  These rules may affect the ability of broker-dealers to make a market in, or trade jetPADS’ shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this Prospectus, including without limitation statements containing the words "believes," "anticipates," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: adverse changes in national or local economic conditions, competition from other lodging properties, changes in real property tax rates and in the availability, cost and terms of financing, the impact of present or future environmental legislation, and compliance with environmental laws, the ongoing need for capital improvements, changes in operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors referenced in this Prospectus.  Certain of these factors are discussed in more detail elsewhere in this Prospectus, including without limitation under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business."  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

USE OF PROCEEDS

Proceeds from the sale of shares of Common Stock being registered hereby will be received directly by the Selling Stockholders. Accordingly, we will not receive proceeds from the resale of the Common Stock described in this Prospectus.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares has been determined arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

DILUTION

Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders.

SELLING SECURITY HOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of Common Stock owned beneficially by each of the selling stockholders as of June 11, 2008, the number of shares which may be offered for resale pursuant to this Prospectus and the number of shares of Common Stock owned beneficially by each of the selling stockholders after the offering.  No selling stockholder has any affiliation with jetPADS, or our officers, directors, promoters or principal shareholders except as noted.

The Selling Shareholders are offering hereby a total of up to 7,250,000 shares of our Common Stock. The following table sets forth certain information with respect to the Selling Shareholders as of June 11, 2008.

The following table has been prepared on the assumption that all the shares of Common Stock offered under this Prospectus will be sold.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering
Ana Tejada	14324 Christine Dr Apt B Whittier, CA 90605	250,000	250,000	0
Angena Kalhar	1002-105 Victoria Street Toronto, ON M5C 3B4	250,000	250,000	0

Betty Houghton	230 Westcroft rD Beaconsfield, PQ H9W 2M4	250,000	250,000	0
Bill Jones	4600 Rue Rene-Emard 208 Pierrefonds, QC H9A 3A7	250,000	250,000	0
Christopher Grupp	2201 S Beverly Glen Apt 301 Los Angeles, CA 90064	250,000	250,000	0
Claire Elliott	506-828 Howe Street Vancouver, BC V6Z 2X2	250,000	250,000	0
Dave Humeniuk	1655 Flint Rd Toronto, ON M3J 2W8	250,000	250,000	0
Eileen Jones	4600 Rue Rene-Emard 208 Pierrefonds, QC H9A 3A7	250,000	250,000	0
Glen Zarbatany	120 Rue Des Ancolies L’Ile-Perrot, PQ J7V 9P3	250,000	250,000	0
Helen Lynn Bell-Simmonds	5531 Nootka LP Blaine, WA 98230	250,000	250,000	0
Henry Ellett	4550 Birch Bay Lynden Rd #5 Blaine, WA 98230	250,000	250,000	0
John Manker	150 Clarke Rd Edmonton Alberta T6N 1E2	250,000	250,000	0
Jose Cruz	5612 Buchanan St Los Angeles, CA 90042	250,000	250,000	0
Judy Waters	2118-102nd Crescent N. Battleford, Sask. V6J 3E5	250,000	250,000	0
Kenneth Waters	2118-102nd Crescent N. Battleford, Sask. V6J 3E5	250,000	250,000	0
Kimberly Houghton	210 Rue Du Ruisseau St-Lazare, QC J7T 2K7	250,000	250,000	0

Lorraine Boyer	4550 Birch Bay Lynden Rd Blaine, WA 98230	250,000	250,000	0
Marc Simmons	53 Prospect Ave Bryn Mawr, PA 19010	250,000	250,000	0
Marlon Tejada	14324 Christine Dr Apt B Whittier, CA 90605	250,000	250,000	0
Mehtap Kanaat (1)	17022 Calahan Street Northridge, CA 91325	250,000	250,000	0
Peter Deacey	50 Viking Place Dollard-Des-Ormeaux, QC H9G 2P1	250,000	250,000	0
Peter Kanaat (1)	7076 Hawthorn Avenue, #210 Los Angeles, CA 90028	250,000	250,000	0
Ronald Bell	5331 Nootka Loop Blaine, WA 98230-9349	250,000	250,000	0
Roy Metcalf	600 Barwood Park Apt 1612 Austin, TX 78753	250,000	250,000	0
Steve May	228 Westcroft Rd Beaconsfield, Quebec H9W 2M4	250,000	250,000	0
Sylvia Preston	50 Viking Place Dollard des Armaux, Quebec H9G 2P1	250,000	250,000	0
Terrence Waters	2118-102nd Crescent N. Battleford, Sask. V6J 3E5	250,000	250,000	0
Tom Ellinger	2610 Rue Du Ruisseau Saint-Lazare, QC J7T 2K7	250,000	250,000	0
Wilfredo Serrano	279 E 50TH ST Los Angeles, CA 90011	250,000	250,000	0

(1) Mehtap Kanaat is the mother of Robert Kanaat. Peter Kanaat is the brother of Robert Kanaat.

PLAN OF DISTRIBUTION

The Selling Shareholders are free to offer and sell their common shares at such times, in such manner and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Pursuant to Regulation M, in connection with a distribution of securities, it shall be unlawful for a distribution participant or an affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase a covered security during the applicable restricted period. The restricted period for the Company means the period beginning on the latest of five business days prior to the determination of the offering price, or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution. Therefore, there may be a delay in the time between which shares of stock owned by Selling Shareholders are eligible for sale, and the date the Selling Shareholders may, in fact, be qualified to sell. We have informed the Selling Shareholders that the anti-manipulation rules of Regulation M may apply to their sales in the market and have provided each Selling Shareholder with a copy of such rules and regulations.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Nevada law and to the provisions of the Company's Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share.

COMMON STOCK

Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available.  The Company does not anticipate paying cash dividends in the foreseeable future.  See "Dividend Policy."  In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and after satisfaction of the liquidation preference of any outstanding Preferred Stock.

Holders of Common Stock have no preemptive, conversion or redemption rights and are not subject to further class or assessments by the Company.

STOCK TRANSFER AGENT AND REGISTRAR

The stock transfer agent and registrar for the Common Stock is Island Stock Transfer.

DIVIDEND POLICY

The Company has not paid dividends on its Common Stock.  The Company currently intends to retain any future earnings for reinvestment in the development and expansion of its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.  The payment of dividends in the future will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.

INTERESTS OF NAME EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock, was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of jetPADS’ common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl, LLP

10900 N.E. 4th Street
Suite 1850
Bellevue, WA  98004

425-451-8036 (office)
425-451-8568 (fax)

Our financial statements for the period from March 26, 2008 (inception) to March 31, 2008, included in this Prospectus, have been audited by Child, Van Wagoner & Bradshaw, PLLC, Salt Lake City, Utah.  Their telephone number is (801) 281-4700, as set forth in their report included in this Prospectus.  Their report is given upon their authority as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

OVERVIEW

The Company is in the business of developing, owning, operating and franchising jetPAD Homes and jetPAD Hotels worldwide.  jetPAD Homes and jetPAD Hotels and their amenities are designed to appeal particularly to up-market travelers, featuring many of the creature comforts of a luxurious home or condo and providing well appointed, high quality amenities and service to a burgeoning marketplace.  Through the rapid development and franchising of jetPAD Homes and jetPAD Hotels, the Company's goal is to capitalize on an underserved demand for worldwide luxury extended stay travel homes and hotels by creating and fostering a brand based on luxury, service and commitment to excellence.

As of the date of this Prospectus, the Company does not own or operate any jetPAD Homes or jetPAD Hotels, but is in the process of securing contracts with owners in diverse locations in the United States including California, Nevada, New York, and Florida for its jetPAD Homes division.  The Company has launched its flagship jetPADHomes.com Website, and upon securing these contracts the Company will launch into the first phase of its development of franchising and branding luxuriously appointed homes and condominiums with the jetPADS name.  By building a brand known for its reliability, high-quality homes, dedication to service and a commitment to excellence, the Company will secure a path for phase two of its operations for building a worldwide chain of jetPAD Hotels.

jetPAD Homes will  initiate the Company’s first phase of its development by securing contracts with existing luxury homes and condominiums in highly vacationed spots around the world and branding them with the jetPADS name.  jetPAD Homes will all feature very up-market amenities such as high-end electronics, luxurious finishes, custom embroidered linens, fully-equipped chef kitchens, immaculate furnishings and design, stunning views/location, and a team of people dedicated to complete customer satisfaction and excellence.  The Company intends to secure 100 contracts with luxury home and condo owners within the first 6 months of operation by offering a complete branding model and marketing strategy for each home owner.  This will allow jetPAD Homes representatives to market an existing inventory to high-end clientele world-wide with incredibly discerning taste and appetite for high-end luxury travel destinations.  The Company will secure 30% commissions for all bookings made for jetPAD Homes and create a proven business model that it can then expand into the second phase of its operations, the design and construction of high-end jetPAD Hotels worldwide.

The Company believes that the experience of its President and Director in the travel and software industry will be instrumental in executing its growth strategy.  Robert Kanaat, the Company's founder, Chairman, and President, is credited by the travel industry with creating Software as a Service (SaaS) for managing one or more homes online, anytime, anywhere through an easy-to-use Web-based interface.  Mr. Kanaat founded TenantWIZ Software Corporation, developing a suite of powerful online tools for simply managing hotel or condo units online with an array of reservation, reporting and third-party plug-ins.  This background has provided Mr. Kanaat with numerous contacts among potential franchisees that currently operate websites and businesses utilizing the TenantWIZ software, who are potential candidates for conversion of their homes and condominiums into jetPAD Homes.

GROWTH AND DEVELOPMENT STRATEGIES

The Company plans to secure 100 contracts with prospective homeowners through the contacts and connections of its president and director, Mr .Kanaat.  Mr. Kanaat’s contacts own some of the most luxurious homes and condominiums around the world and have tentatively agreed to participate in the jetPAD Homes program.

The Company intends to successfully secure these 100 contracts and implement its brand development strategy by placing key advertisements strategically throughout print and Web-based media.  While focusing on fostering its brand and continuously securing additional high-end properties worldwide, the Company will simultaneously launch into a sales campaign, utilizing an Enterprise version of the TenantWIZ Vacation Rental Software system to manage and close all sales leads.

OPERATING STRATEGIES

The Company’s operating strategies will be primarily based around securing and marketing jetPAD luxury homes and condominiums in its first phase of development.

The Company’s founder, Mr. Kanaat, will utilize his connections to create a base inventory of secured luxury properties worldwide to be used in the marketing & advertising of jetPAD Homes.  Sales associates and concierge staff will be brought on board as customers begin signing up for memberships for the jetPAD Homes program.

The Company will operate its day-to-day business by utilizing an Enterprise version of the TenantWIZ Vacation Rental Software system which will track all leads, sales, properties, digital contracts, and more through one streamlined system.  It will work to foster its brand, while striving to deliver excellent service at competitive prices. The Company will be known for providing high-end luxury homes and condominiums around the world to members based on a quarterly or annual fee, as well as varying booking fees per property.

REPORTS TO SECURITY HOLDERS

We will be filing this Prospectus as part of a Form S-1 with the Securities and Exchange Commission and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

DESCRIPTION OF PROPERTY

The Company’s executive offices are located at 650 S. Hill St., #J-4, Los Angeles, CA 90014.  The office is provided by the Company’s officer free of charge.  The Company currently owns no other properties at this time.

LEGAL PROCEEDINGS

The Company and its sole Officer and Director, Robert Kanaat, have not been and are not now a party to any litigation or claims.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our common stock.  We anticipate applying for listing of our common stock on the NASD OTC-BB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our shares will ever be quoted on the OTC-BB or, if quoted, that a public market will ever materialize and/or develop.  Before our stock can be quoted on the OTC-BB, a market maker must file an application on our behalf in order to make a market for our common stock.  We do not know how long this will take as we have not yet engaged a market maker to apply for quotation on the OTC BB.  Futhermore, market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates, or international strife and/or currency fluctuations may adversely affect the market price of our common stock.

Holders of Our Common Stock

As of the date of this Prospectus, we have 31 registered shareholders.

Registration Rights

We have not granted any registration rights related to any of our common stock or other securities.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)  we would not be able to pay our debts as they become due in the usual course of business; or (2)  our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

A total of 2,750,000 shares of our common stock will be available for resale to the public after May 21, 2009, in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six (6) months is entitled to sell shares in a public transaction.  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(b)(1), a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one (1) year, is entitled to sell shares without complying with the manner of sale, public information or notice provisions of Rule 144.

As of the date of this Prospectus, officers and directors of our company hold 2,750,000 shares that may be sold pursuant to Rule 144 after May 21, 2009.  These officers and directors are subject to certain resale limitations involving volume limitations, notice provisions and manner of sale.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements included elsewhere in this Prospectus.

Revenues

The Company has not recorded revenues as of March 31, 2008.

Operating and General & Administrative Expenses

Operating expenses are those costs directly associated with revenues and are used in computing gross margin.  Operating expenses totaled $0 for the period from inception (March 26, 2008)

through March 31, 2008.  Other general and administrative expenses also totaled $0 for the period from inception (March 26, 2008) through March 31, 2008.

Income Taxes

The Company does not anticipate having to pay income taxes in the upcoming years due to our absence of net profits.

Capital and Liquidity

As of March 31, 2008, we had total current assets of $0 and total current liabilities of $0.

During the period from inception (March 26, 2008) through March 31, 2008, the Company received $0 in cash from the sale of its common stock.  Proceeds of $7,250 received during May 2008 for the sell of stock listed under “Selling Security Holders” above are being used for operating and general and administrative expenses to sustain the Company through its development stage until it establishes profitable operations or receives cash from the issuance of additional common stock.

We had cash on hand of $0 as of March 31, 2008.  We do not have sufficient cash to meet our short-term expansion needs over the next 12 months, which are to secure 100 contracts with luxury home and condo owners within the first 6 months of operation by offering a complete branding model and marketing strategy for each home owner.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the Company's Financial Statements and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

The Company began operations in March 2008. The Company plans to secure 100 contracts with prospective homeowners through the contacts and connections of its president and director, Mr. Kanaat.  Mr. Kanaat’s contacts own some of the most luxurious homes and condominiums around the world and have tentatively agreed to participate in the jetPAD Homes program.

The Company intends to successfully secure these 100 contracts and implement its brand development strategy by placing key advertisements strategically throughout print and Web-based media.  While focusing on fostering its brand and continuously securing additional high-end properties worldwide, the Company will simultaneously launch into a sales campaign, utilizing an Enterprise version of the TenantWIZ Vacation Rental Software system to manage and close all sales leads.

The Company’s operating strategies will be primarily based around securing and marketing jetPAD luxury homes and condominiums in its first phase of development.

The Company’s founder, Mr. Kanaat, will utilize his connections to create a base inventory of secured luxury properties worldwide to be used in the marketing & advertising of jetPAD Homes.  Sales associates and concierge staff will be brought on board as customers begin signing up for memberships for the jetPAD Homes program.

The Company will operate its day-to-day business by utilizing an Enterprise version of the TenantWIZ Vacation Rental Software system which will track all leads, sales, properties, digital contracts, and more through one streamlined system.  It will work to foster its brand, while striving to deliver excellent service at competitive prices. The Company will be known for providing high-end luxury homes and condominiums around the world to members based on a quarterly or annual fee as well as varying booking fees per property.

RESULTS OF OPERATIONS

The Company has begun negotiating contracts with homeowners for inclusion in the jetPAD Homes worldwide luxury rental inventory.  It will implement its plan for marketing these properties and building the jetPADS brand once it has completed securing these contracts.  As of the date of this Prospectus, the Company has not yet generated any income or expenses.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

From inception and up to the present time, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed.  The independent auditor for the Company is Child, Van Wagoner & Bradshaw, PLLC, 5296 South Commerce Drive, Suite 300, Salt Lake City, UT 84107. This firm was engaged on or about May 6, 2008.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding each person who is a Director or Executive Officer of the Company.  Shortly following the Offering, the Company will add two additional Directors, both of whom will be independent of the Company.

Name	Age	Position
Robert Kanaat	30	Chairman of the Board, Chief Executive Officer

Robert Kanaat is Chairman of the Board, President and Chief Executive Officer of the Company since its inception.  Mr. Kanaat earned a Bachelor of Arts degree in Political Science (2000) from New York University's College of Arts and Sciences.  Mr. Kanaat began his entrepreneurial activities in 2001 when he founded iSculptors, Inc., a firm specializing in interactive Web design services, developing feature-rich websites and web applications with Active Server Pages (ASP), Macromedia Flash, Databases, and other Web-based technologies.  In 2004, Mr. Kanaat was the co-founder and CEO of Elemental Software, Inc., a Los Angeles-based Internet technology company which developed proprietary Web-based Shopping Cart software which was marketed within North America.  Mr. Kanaat created all of the product and service offerings and assisted in recruiting talented personnel at important stages in the development of the business.  Since May 2007, Mr. Kanaat has been the founder and President of TenantWIZ Software Corp. which is the proprietary developer of a web-based Vacation Rental software system, Tenantwiz.com.

DIRECTOR COMPENSATION

As of the date of this Prospectus, no director compensation has been provided nor outlined to be provided in the near future.

EXECUTIVE COMPENSATION

As of the date of this Prospectus, no executive compensation has been provided nor outlined to be provided in the near future.

EMPLOYMENT AGREEMENT

As of the date of this Prospectus, the Company has not entered into any employment agreements.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of May 31, 2008, and as adjusted to reflect the sale by the Company of the shares offered hereby (i) by each person who is known by the Company to beneficially own more than five percent of the Common Stock, (ii) by each of the Company's Directors, (iii) by each of the Named Executive Officers and (iv) by all Executive Officers and Directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Robert Kanaat, Chairman of the Board, CEO	17022 Calahan St Northridge, CA 91325	2,750,000	27.5%
Officers and Directors as a Group (1)		2,750,000	27.5%

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of the date of this Prospectus, no transactions with related persons, promoters and certain control persons have been entered into by the Company.

jetPADS, Inc.

(A Development Stage Company)

Audited Financial Statements

For the Period from

March 26, 2008 (Inception)

to March 31, 2008

jetPADS, Inc.

(A Development Stage Company)

Index to Audited Financial Statements

For the Period from March 26, 2008 (Inception) to March 31, 2008

  Page(s)

Balance Sheet as of March 31, 2008

3

Statement of Operations for the Period from March 26, 2008

(Inception) to March 31, 2008

4

Statement of Changes in Stockholders’ Equity for the Period

from March 26, 2008 (Inception) to March 31, 2008

5

Statement of Cash Flows for the Period from March 26, 2008

(Inception) to March 31, 2008

6

Notes to the Audited Financial Statements                                                                                                 7-10

Child, Van Wagoner & Bradshaw, PLLC
CERTIFIED PUBLIC ACCOUNTANTS

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Russell E. Anderson, CPA
Scott L. Farnes

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
JetPADS, Inc.

We have audited the accompanying balance sheet of JetPADS, Inc (a development stage enterprise) ("the Company") as of March 31, 2008, and the related statements of operations, changes in stockholders' equity, and cash flows for the period of March 26, 2008 (inception) through March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JetPADS, Inc as of March 31, 2008, and the results of its operations, changes in stockholders' equity, and cash flows for the period of March 26, 2008 (inception) through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is newly formed and has not generated revenues from its planned principal operations. This raises substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to this matter are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw PLLC

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net

jetPADS, Inc.

(A Development Stage Company)

Balance Sheet

As of March 31, 2008

ASSETS	$ -

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities	$ -

Stockholders’ Equity
Common stock, par value $.001, 100,000,000 shares
authorized, none issued and outstanding	-
Additional paid in capital -
Deficit accumulated during the development stage	-
Total stockholders’ equity	-

Total liabilities and stockholders’ equity	$ -

See accompanying notes to the financial statements.

jetPADS, Inc.

(A Development Stage Company)

Statement of Operations

For the Period from March 26, 2008 (Inception) to March 31, 2008

Revenues:	$ -

Operating expenses:
Selling, general and administrative	-
Operating loss -

Net loss available to common shareholders	$ -

Basic and diluted loss per common share	$ -

Weighted average shares outstanding	-

See accompanying notes to the financial statements.

jetPADS, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the Period from March 26, 2008 (Inception) to March 31, 2008

Deficit
			Additional	Accumulated	Total
	Common Shares		Paid-In	During the	Stockholders’
	Shares	Amount	Capital	Development Stage	Equity

Balance, March 26, 2008 (Inception)	-	$ -	$ -	$ -	$ -

Loss during the period from March 26, 2008
(Inception) to March 31, 2008	-	-	-	-	-

Balance, March 31, 2008	-	-	-	-	-

See accompanying notes to the financial statements.

jetPADS, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the Period from March 26, 2008 (Inception) to March 31, 2008

Cash flows from operating activities:
Net loss	$ -
Adjustments to reconcile net loss to
net cash used in operating activities	-
Net cash used in operating activities -

Cash flows from investing activities:	-

Cash flows from financing activities:	-

Net increase in cash and cash equivalents	-

Cash at beginning of period	-
Cash at end of period	$ -

Supplemental Cash Flows Disclosures:

Cash paid for interest	$ -
Cash paid for interest	$ -

Noncash Investing and Financing Activities:

None

See accompanying notes to the financial statements.

jetPADS, Inc.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period from March 26, 2008 (Inception) to March 31, 2008

1.  ORGANIZATION

jetPADS, Inc. (the “Company”) was incorporated on March 26, 2008 in the State of Nevada as an S-Corporation.  Its operations are primarily based in Los Angeles, CA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year-end is March 31.

The Company plans to pursue the business of securing contracts on existing luxury homes, condominiums, apartments and hotels.  Once the contracts have been secured, the Company will provide further high-end luxurious amenities and ultimately sell or rent its products to third parties.  To date, the Company’s activities have been limited to its formation, with no operations from March 26, 2008 (inception) to March 31, 2008.

DEVELOPMENT STAGE COMPANY

The Company has neither earned any revenues nor incurred any expenses as of March 31, 2008 in accordance with its business plan.  Accordingly, the Company is considered to be a development stage enterprise as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”

2.  SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $0 in cash and cash equivalents at March 31, 2008.

jetPADS, Inc.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period from March 26, 2008 (Inception) to March 31, 2008

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company has elected to be taxed as an S-Corporation and, therefore, federal and state income taxes are the responsibility of the stockholders and are not reflected on the financial statements.  Deferred income taxes are also the responsibility of the stockholders and are not reflected on the financial statements.

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted SFAS No. 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share for the period from March 26, 2008 (Inception) to March 31, 2008:

Net Loss	$ -

Weighted average common shares
outstanding (Basic) -
Options -
Warrants	-

Weighted average common shares
outstanding (Diluted)	-

Net loss per share (Basic and Diluted)	$ -

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

jetPADS, Inc.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period from March 26, 2008 (Inception) to March 31, 2008

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENT ACCOUNTING PRONOUNCEMENTS

In March of 2008 the Financial Accounting Standards Board (FASB) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.”  SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In December, 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an amendment of ARB No. 51.”   SFAS No. 160 applies to “for-profit” entities that prepare consolidated financial statements where there is an outstanding non-controlling interest in a subsidiary.  The Statement requires that the non-controlling interest be reported in the equity section of the consolidated balance sheet but identified separately from the parent.  The amount of consolidated net income attributed to the non-controlling interest is required to be presented, clearly labeled for the parent and the non-controlling entity, on the face of the consolidated statement of income.  When a subsidiary is de-consolidated, any retained non-controlling interest is to be measured at fair value.  Gain or loss on de-consolidation is recognized rather than carried as the value of the retained investment.  The Statement is effective for fiscal years and interim periods beginning on or after December 15, 2008.  It cannot be adopted earlier but, once adopted, is to be applied retroactively.  This pronouncement has no effect on this Company’s financial reporting at this time.

In December 2007, the FASB issued SFAS No.141 (revised 2007), “Business Combinations” (“SFAS 141(R)”) and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). These standards aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The provisions of SFAS 141 (R) and SFAS 160 are effective for the fiscal year beginning April 1, 2009.  The adoption of SFAS 141(R) and SFAS 160 has not impacted the Company’s financial statements.

jetPADS, Inc.

(A Development Stage Company)

Notes to the Audited Financial Statements

For the Period from March 26, 2008 (Inception) to March 31, 2008

4.  STOCKHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the Company is sought.

SHARE ISSUANCES

At March 31, 2008, the Company had not issued any common shares.  There are no preferred shares authorized, issued or outstanding.  The Company has no stock option plan, warrants or other dilutive securities.

5.  GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of March 31, 2008, the Company had no operational activity.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to fund both, capital and working capital expenditures, and further developing and implementing its business plan through the securing of contracts on existing luxury homes, condominiums, apartments and hotels.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

6.

SUBSEQUENT EVENTS

During April and May 2008, the Company entered into subscription agreements with 30 investors pursuant to a private offering to sell a total of 10,000,000 shares of its common stock at a price of $.001 per share, for which the Company received total cash proceeds of $10,000. The monies raised through this private offering will be used at the Company’s discretion to fund start-up costs to implement its business plan.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTRION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee

$

1

Accounting fees and expenses

10,000

Legal fees and expenses

10,000

Total

$

20,001

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.  The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting the Company.  In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.  Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

RECENT SALES OF UNREGISTERED SECURITIES

In May, 2008, the Company undertook a private offering of 10,000,000 shares of its common stock, with an offering price of $0.001 per share. The proceeds from this offering are to be used to cover further start-up and organizational costs of the Corporation. This offering was undertaken directly by the Corporation.  The Private Placement was completed in May, 2008, pursuant to Section 4(2), and/or Regulation D, of the Securities Act.  No commissions or fees were paid in connection with the offering.

The class of persons to whom these offerings were made was "sophisticated investors." As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss). Additionally, sales were made only to persons whom the Company believed, and had reasonable grounds to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree's representative, have such knowledge and experience.

EXHIBITS AND FINANCIAL SCHEDULES

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Attached
3.2	Bylaws	Attached
5.1	Opinion re Legality and Consent of Attorney	Attached
23.1	Consent of Accountant	Attached
23.2	Consent of Attorney	Included in Exhibit 5.1

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on June 20, 2008.

jetPADS, INC.

/s/ Robert Kanaat

Robert Kanaat, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Robert Kanaat

Robert Kanaat, President, Secretary, Chief Financial Officer/Controller, Director